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                                                                 EXHIBIT 10.28.1


                                    AMENDMENT

     THIS AMENDMENT is made as of April 18, 2002 ("Amendment Date") to the Sales Representative Agreement with an effective date of November 16, 2001 ("Effective Date"), by and between Micro Therapeutics, Incorporated, a Delaware corporation with its principal place of business at 2 Goodyear, Irvine California ("MTI") and ev3 International, Inc., a Delaware corporation (formerly known as Vertomed International, Inc.) with its principal place of business at 1861 Buerkle Road, White Bear Lake, Minnesota ("ev3").

     The parties hereto agree to amend the Sales Representative Agreement as of the Amendment Date as follows:

     1. Section 6.a. of the Agreement is hereby replaced with the following language:
          a. Expenses. Until such time as the Breakeven Point (as hereinafter
             --------
          defined) is reached, MTI will pay to ev3 an amount equal to the Employee Expenses (as hereinafter defined) and the Service Expenses (as hereinafter defined), plus 5% of such Employee Expenses. After the Breakeven Point is reached, MTI will pay to ev3 the Employee Expenses, the Service Expenses and 10% of net end-customer sales (net of returns and write-offs of accounts receivable ) on sales of the Products sold in the Direct Territory. After the Breakeven Point is reached, ev3 will invoice MTI for an amount equal to the difference between 10% of net end-customer sales (net of returns and write-offs of accounts receivable) on sales of the Products sold in the Direct Territory for the months prior to the Breakeven Point and the amount actually paid by MTI as 5% of Employee Expenses for such months.

               (i) Breakeven Point. For purposes of this Agreement, "Breakeven
                   ---------------
          Point" means, for each year during the term of this Agreement, the point in time at which MTI's net end-customer sales (net of returns and write-offs of accounts receivable) on sales of Products sold in the Direct Territory equal or exceed the actual manufacturing costs (labor and materials) incurred by MTI in manufacturing the Products plus Employee Expenses and Service Expenses. The Breakeven Point will be calculated by MTI and reviewed and agreed to by the parties annually.

               (ii) Employee Expenses. For purposes of this Agreement, "Employee
                    -----------------
          Expenses" means all expenses relating to the hiring and employing of the Dedicated Employees and a pro rata share of the expenses relating to the hiring and employing of Fractional Employees, including without limitation, employee salaries, directly allocable employee benefits costs, all incremental recruiting and hiring costs and any severance or termination indemnities that may be due in the event of termination of employment. MTI acknowledges that all benefits and terms of employment for the Dedicated Employees and Fractional Employees will be determined by ev3 in its sole discretion.

               (iii) Service Expenses. For purposes of this Agreement, "Service
                     ----------------
          Expenses" means a budgeted pro-rata share of the general and administrative expenses calculated as MTI revenue as a percentage of total ev3 revenue, to be determined annually by the parties in good faith for the Services to be performed by ev3.

     2.   Section 6.c. of the Agreement "Fixed Fee" is hereby deleted and
                                         ---------
          replaced with the following language:


               c. Timing of Payments. The Review Committee will prepare a budget
                  ------------------
               to be mutually agreed upon by the parties for the Employee Expenses and the Service Expenses. Thirty (30) days prior to the beginning of each [calendar] quarter, ev3 will send to MTI an invoice for Employee Expenses, Service Expenses and

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               Distributor Management Fees to be paid monthly for such quarter.
               MTI will pay to ev3 the monthly Employee Expenses, Service Expenses and Distributor Management Fees on the first day of each month. Within fifteen (15) days following the end of each quarter, ev3 will reconcile the actual Employee Expenses and budgeted Employee Expenses and will issue a credit to MTI for any overpayment made during the previous quarter. In the event that actual Employee Expenses during any quarter are greater than budgeted Employee Expenses, MTI will pay to ev3 the amount of underpayment within thirty (30) days of receipt of written notice thereof.

     3.   Section 6.d. is hereby replaced with the following new subsection
          6.d.:

               d. Reimbursable Expenses. Within thirty (30) days of receipt of
                  ---------------------
               an invoice from ev3, MTI will reimburse ev3 for actual expenses incurred relating to the following:

                    (i) ev3 will negotiate and complete contractual
               relationships in Europe for animal lab training and proctorships for customers in Europe upon MTI's prior approval. Any costs incurred by ev3 relating to such animal lab training and proctorships will be reimbursed by MTI in accordance with this
               Section 6.d. and shall not be subject to the 5% charge and shall be excluded from the Breakeven Point calculations set forth in
               Section 6.a.

                    (ii) ev3 will bill to customers and distributors as
               appropriate, any costs related to the shipment of the Products to such customers and distributors, including without limitation, freight, customs duties and related charges. In the event ev3 is unable to charge or collect such shipment costs to or from a customer or distributor, MTI will reimburse ev3 for such costs in accordance with this Section 6.d. and shall not be subject to the 5% charge and shall be excluded from the Breakeven Point calculations set forth in Section 6.a. ev3 and MTI shall in good faith determine a reasonable method to allocate freight on multiple product/company shipments.

     4. This Amendment and the Agreement, set forth the entire agreement between the parties with respect to the matters set forth herein and supersedes all prior and contemporaneous discussions or understandings between them relating thereto. Capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Agreement. Except as otherwise expressly set forth herein, the Agreement and each and every provision thereof shall remain in full force and effect.

     IN WITNESS WHEREOF, MTI and ev3 cause this Agreement to be executed by their duly authorized representatives identified below.

Micro Therapeutics, Inc.                  ev3 International, Inc.
("MTI")                                   ("ev3")

By:    /s/ John B. Rush                   By:    /s/ Jerry Johnson
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Name:  John B. Rush                       Name:  Jerry Johnson
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Title: President and CEO                  Title: CFO
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